                         INVESTMENT COMPANY BLANKET BOND

                     NATIONAL UNION FIRE INSURANCE COMPANY
                                OF PITTSBURGH, PA
           (A stock Insurance Company, herein Called the Underwriter)

DECLARATIONS

Item 1. Name of Insured    ALLIANZ FUNDS              BOND NUMBER

        Principal Address: SUITE 250                  621433
                           680 NEWPORT CENTER DRIVE
                           NEWPORT BEACH CA 92660

                          (Herein called the Insured)

Item 2. Bond Period from 12:01 a.m. on 07/01/2007 to 12:01 a.m. on 07/01/2008

        The effective date of the termination or cancellation of this bond, standard time at the Principal Address as to each of the said dates.

Item 3. Limit of Liability -

        Subject to Section 9, 10, and 12 hereof:

                                                             Limit of Liability   Deductible Amount

        Insuring Agreement A - FIDELITY                             $25,000,000          $250,000
        Insuring Agreement B - AUDIT EXPENSE                        $    50,000          $  5,000
        Insuring Agreement C - ON PREMISES                          $25,000,000          $250,000
        Insuring Agreement D - IN TRANSIT                           $25,000,000          $250,000
        Insuring Agreement E - FORGERY OR ALTERATION                $25,000,000          $250,000
        Insuring Agreement F - SECURITIES                           $25,000,000          $250,000
        Insuring Agreement G - COUNTERFEIT CURRENCY                 $25,000,000          $250,000
        Insuring Agreement H - STOP PAYMENT                         $    50,000          $  5,000
        Insuring Agreement I - UNCOLLECTIBLE ITEMS OF DEPOSIT       $    50,000          $  5,000

OPTIONAL COVERAGES ADDED BY RIDER:
        Insuring Agreement J - COMPUTER SYSTEMS                     $25,000,000          $250,000
        Insuring Agreement K - UNAUTHORIZED SIGNATURES              $   250,000          $  5,000
        Insuring Agreement L - AUTOMATED PHONE SYSTEMS              $25,000,000          $250,000
        Insuring Agreement M - TELEFACSIMILE                        $25,000,000          $250,000

        If "Not Covered" is inserted above opposite any specified Insuring
        Agreement or Coverage, such Insuring Agreement or Coverage and any other reference thereto in this bond shall be deemed to be deleted therefrom.

Item 4. Office or Premises Covered - Offices acquired or established subsequent to the effective date of this bond are covered according to the terms of
        General Agreement A. All other Insured's offices or premises in existence at the time this bond becomes effective are covered under this bond except the offices or premises located as follows:

        NO EXCEPTIONS

Item 5. The Liability of the Underwriter is subject to the terms of the following riders attached hereto:

        1-13

Item 6. The Insured by the acceptance of this bond gives notice to the
        Underwriter terminating or cancelling prior bond(s) or policy(ies)
        No.(s) N/A such termination or cancellation to be effective as of the time this bond becomes effective.

                                        By: /s/ Steven E Liston
                                            ------------------------------------
                                            Authorized Representative

                      NATIONAL UNION FIRE INSURANCE COMPANY
                                OF PITTSBURGH, PA

                                   RIDER NO. 1

     To be attached to and form part of Bond No. 6214333

in favor of ALLIANZ FUNDS

effective as of 07/01/2007

In consideration of the premium charged for the attached bond, it is hereby agreed that:

     1. From and after the time this rider becomes effective the Insured under the attached bond are:

     ALLIANZ FUNDS
     ALLIANZ GLOBAL INVESTORS MULTI-STYLE FUND
     CCM CAPITAL APPRECIATION FUND
     CCM EMERGING COMPANIES FUND
     CCM FOCUSED GROWTH FUND
     CCM MID-CAP FUND
     NACM EMERGING MARKETS OPPORTUNITES FUND
     NACM GLOBAL FUND
     NACM GROWTH FUND
     NACM INCOME & GROWTH FUND
     NACM INTERNATIONAL FUND
     NACM PACIFIC RIM FUND
     NFJ ALL-CAP VALUE FUND
     NFJ DIVIDEND VALUE FUND
     NFJ INTERNATIONAL FUND
     NFJ LARGE-CAP VALUE FUND
     NFJ MID-CAP VALUE FUND
     NFJ SMALL-CAP VALUE FUND
     OCC CORE EQUITY FUND
     OCC EQUITY PREMIUM STRATEGY FUND
     OCC GROWTH FUND
     OCC INTERNATIONAL EQUITY FUND
     OCC OPPORTUNITY FUND
     OCC RENAISSANCE FUND
     OCC TARGET
     OCC VALUE FUND
     RCM BIOTECHNOLOGY FUND
     RCM FINANCIAL SERVICES FUND
     RCM HEALTHCARE FUND
     RCM GLOBAL RESOURCES FUND
     RCM GLOBAL SMALL-CAP FUND
     RCM INTERNATIONAL GROWTH EQUITY FUND
     RCM LARGE-CAP FUND
     RCM MID-CAP FUND
     RCM SMALL-CAP FUND
     RCM STRATEGIC GROWTH FUND
     RCM TECHNOLOGY FUND
     PREMIER VIT:
     OPCAP MANAGED PORTFOLIO
     OPCAP SMALL CAP PORTFOLIO
     OPCAP GLOBAL EQUITY PORTFOLIO
     OPCAP EQUITY PORTFOLIO
     OPCAP MID CAP PORTFOLIO
     OPCAP RENAISSANCE PORTFOLIO
     NFJ DIVIDEND VALUE PORTFOLIO
     OPCAP BALANCED PORTFOLIO
     FISH:
     SERIES C
     SERIES M
     SERIES R

     2. The first named Insured shall act for itself and for each and all of the
Insured for all the purposes of the attached bond.

     3. Knowledge possessed or discovery made by the Corporate Risk Management
Department, Internal Audit Department, or General Counsel Department, of any
Insured or by any partner or officer thereof shall for all the purposes of the attached bond constitute knowledge or discovery by all the Insured.

     4. If, prior to the termination of the attached bond in its entirety, the attached bond is terminated as to any Insured, there shall be no liability for any loss sustained by such Insured unless discovered before the time such termination as to such Insured becomes effective.

     5. The liability of the Underwriter for loss or losses sustained by any or all of the Insured shall not exceed the amount for which the Underwriter would be liable had all such loss or losses been sustained by any one of the Insured.
Payment by the Underwriter to the first named Insured of loss sustained by any
Insured shall fully release the Underwriter on account of such loss.

     6. If the first named Insured ceases for any reason to be covered under the attached bond, then the Insured next named shall thereafter be considered as the first named Insured for all the purposes of the attached bond.

     7. The attached bond shall be subject to all its agreements, limitations and conditions except as herein expressly modified.

     8. This rider shall become effective as 12:01 a.m. on 07/01/2007

Signed, Sealed and dated

                                        By: /s/ Steven E Liston
                                            ------------------------------------
                                            Authorized Representative

                      NATIONAL UNION FIRE INSURANCE COMPANY
                                OF PITTSBURGH, PA

                                   RIDER NO. 2

                            AMENDMENT TO TERMINATION

To be attached to and form part of Investment Company Blanket Bond No. 6214333 in favor of ALLIANZ FUNDS.

It is agreed that:

1.   The attached bond is hereby amended by deleting Section 13., TERMINATION, in its entirety and substituting the following:

     The Underwriter may terminate this bond as an entirety by furnishing written notice specifying the termination date which cannot be prior to 90 days after the receipt of such written notice by each Investment Company named as Insured and the Securities and Exchange Commission, Washington,
     D.C. The Insured may terminate this bond as an entirety by furnishing written notice to the Underwriter. When the Insured cancels, the Insured shall furnish written notice to the Securities and Exchange Commission,
     Washington, D.C. prior to 90 days before the effective date of the termination. The Underwriter shall notify all other Investment Companies named as Insured of the receipt of such termination notice and the termination cannot be effective prior to 90 days after receipt of written notice by all other Investment Companies. Premiums are earned until the termination date as set forth herein.

     This Bond will terminate as to any one Insured, (other than a registered management investment company), immediately upon taking over of such
     Insured by a receiver or other liquidator or by State or Federal officials, or immediately upon the filing of a petition under any State or Federal statute relative to bankruptcy or reorganization of the Insured, or assignment for he benefit of creditors of the Insured, or immediately upon such Insured ceasing to exist, whether through merger into another entity, or by disposition of all of its assets.

     This Bond will terminate as to any registered management investment company upon the expiration of 90 days after written notice has been given to the
     Securities and Exchange Commission, Washington, D.C.

     The Underwriter shall refund the unearned premium computed at short rates in accordance with the standard short rate cancellation tables if terminated by the Insured or pro rata terminated for any other reason.

     This bond shall terminate

          a.   as to any Employee as soon as any partner, officer or supervisory
               Employee of the Insured, who is not in collusion with such
               Employee, shall learn of any dishonest or fraudulent act(s), including Larceny or Embezzlement on the part of such Employee without prejudice to the loss of any Property then in transit in the custody of such Employee and upon the expiration of ninety
               (90) days after written notice has been given to the Securities and Exchange Commission, Washington, D.C. (See Section 16(d)) and
               to the Insured Investment Company, or

          b.   as to any Employee 90 days after receipt by each Insured and by the Securities and Exchange Commission of a written notice from the Underwriter of its desire to terminate this bond as to such
               Employee, or

     c.   as to any person, who is a partner, officer or employee of any
          Electronic Data Processor covered under this bond, from and after the time that the Insured or any partner or officer thereof not in collusion with such person shall have knowledge or information that such person has committed any dishonest or fraudulent act(s), including Larceny or Embezzlement in the service of the Insured or otherwise, whether such act be committed before or after the time this bond is effective and upon the expiration of ninety (90) days after written notice has been given by the Underwriter to the Securities and
          Exchange Commission, Washington DC and to the insured Investment
          Company.

2.   Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, limitations, conditions, or provisions of the attached bond other than as above stated.

3.   This rider is effective as of 12:01 a.m. on 07/01/2007

                                        By: /s/ Steven E Liston
                                            ------------------------------------
                                            Authorized Representative

                               POLICYHOLDER NOTICE

Thank you for purchasing insurance from a member company of American
International Group, Inc. (AIG). The AIG member companies generally pay compensation to brokers and independent agents, and may have paid compensation in connection with your policy. You can review and obtain information about the nature and range of compensation paid by AIG member companies to brokers and independent agents in the United States by visiting our website at
www.aigproducercompensation.com or by calling AIG at 1-800-706-3102.

                      NATIONAL UNION FIRE INSURANCE COMPANY
                                OF PITTSBURGH, PA

                                   RIDER NO. 3

                              INSURING AGREEMENT J

     To be attached to and form part of Bond No. 6214333

in favor of ALLIANZ FUNDS

It is agreed that:

1.   The attached bond is amended by adding an additional insuring agreement as follows:

                                COMPUTER SYSTEMS

Loss resulting directly from a fraudulent

(1)  entry of data into, or

(2)  change of data or programs within

a Computer System; provided the fraudulent entry or change causes

(a)  Property to be transferred, paid or delivered,

(b)  an account of the Insured, or of its customer, to be added, deleted, debited or credited:

(c)  an unauthorized account of a fictitious account to be debited or credited;

(3)  voice instructions or advices having been transmitted to the Insured or its agent(s) by telephone;

and provided further, the fraudulent entry or change is made or caused by an individual acting with the intent to:

(i)   cause the Insured or its agent(s) to sustain a loss, and

(ii)  obtain financial benefit for that individual or for other persons intended by that individual to receive financial benefit,

(iii) and further provided such voice instruction or advices:

(a)  were made by a person who purported to represent an individual authorized to make such voice instruction or advices; and

(b)  were electronically recorded by the Insured or its agent(s).

(4) It shall be a condition to recovery under the Computer Systems Rider that the Insured or its agent(s) shall to the best of their ability electronically record all voice instructions or advices received over telephone. The Insured or its agent(s) warrant that they shall make their best efforts to maintain the electronic recording system on a continuous basis. Nothing, however, in this
Rider shall bar the Insured from recovery where no recording is available because of mechanical failure of the device used in making such recording, or because of failure of the media used to record conversation from any cause, or error or omission of any Employee(s) or agent(s) of the Insured.

                               SCHEDULE OF SYSTEMS

                  All computer systems utilized by the Insured

2.   As used in this Rider, Computer System means:

(a)  computers with related peripheral components, including storage components, wherever located,

(b)  systems and application software,

(c)  terminal devices,

(d)  related communication networks or customer communication systems, and

(e)  related Electronic Funds Transfer Systems,

by which data are electronically collected, transmitted, processed, stored, and retrieved.

3.   In addition to the exclusions in the attached bond, the following exclusions are applicable to this Insuring Agreement:

(a)  loss resulting directly or indirectly from the theft of confidential information, material or data; and

(b)  loss resulting directly or indirectly from entries or changes made by an individual authorized to have access to a Computer System who acts in good faith on instructions, unless such instructions are given to that individual by a software contractor (or by a partner, officer or employee thereof) authorized by the Insured to design, develop, prepare, supply service, write or implement programs for the Insured's Computer System.

4.   The following portions of the attached bond are not applicable to this
     Rider:

(a)  the initial paragraph of the bond preceding the Insuring Agreements which reads "...at any time but discovered during the Bond Period."

(b)  Section 9-NON-REDUCTION AND NON-ACCUMULATION OF LIABILITY AND TOTAL
     LIABILITY

(c)  Section 10-LIMIT OF LIABILITY

5. The Coverage afforded by this rider applies only to loss discovered by the
Insured during the period this Rider is in force.

6. All loss or series of losses involving the fraudulent activity of one individual, or involving fraudulent activity in which one individual is implicated, whether or not that individual is specifically identified, shall be treated as one loss. A Series of losses involving unidentified individuals but arising from the same method of operation may be deemed by the Underwriter to involve the same individual and in that event shall be treated as one loss.

7. The Limit of Liability for the coverage provided by this Rider shall be
TWENTY FIVE MILLIONS DOLLARS ($25,000,000), it being understood however, that such liability shall be part of and not in addition to the Limit of Liability stated in Item 3 of the Declarations of the attached bond.

8. The Underwriter shall be liable hereunder for the amount by which one loss shall be in excess of TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000), (herein called the Deductible amount) but not in excess of the Limit of Liability stated
above.

9. If any loss is covered under this Insuring Agreement and any other Insuring
Agreement or Coverage, the maximum amount payable for such loss shall not exceed the largest amount available under any one Insuring Agreement or Coverage.

10. Coverage under this Rider shall terminate upon termination or cancellation of the bond to which this Rider is attached. Coverage under this rider may also be terminated or cancelled without canceling the bond as an entirety:

(a)  60 days after receipt by the Insured of written notice from the Underwriter of its desire to terminate or cancel coverage under this Rider, or

(b)  immediately upon receipt by the Underwriter of a written request from the
     Insured to terminate or cancel coverage under this Rider.

The Underwriter shall refund to the Insured the unearned premium for this coverage under this Rider. The refund shall be computed at short rates if this
Rider is terminated or cancelled or reduced by notice from, or at the instance of, the Insured.

11. Section 4-LOSS-NOTICE-PROOF-LEGAL PROCEEDING of the Conditions and
Limitations of this bond is amended by adding the following sentence:

"Proof of Loss resulting from Voice Instructions or advices covered under this bond shall include Electronic Recording of such Voice Instructions or advices."

12. Not withstanding the foregoing, however, coverage afforded by this Rider is not designed to provide protection against loss covered under a separate
Electronic and Computer Crime Policy by whatever title assigned or by whatever
Underwriter written. Any loss which is covered under such separate Policy is excluded from coverage under this bond; and the Insured agrees to make claim for such loss under its separate Policy.

13. This rider shall become effective at 12:01 a.m. Standard time on 07/01/2007

                                       By: /s/ Steven E Liston
                                           -------------------------------------
                                           Authorized Representative

                      NATIONAL UNION FIRE INSURANCE COMPANY
                                OF PITTSBURGH, PA

                                   RIDER NO. 4

                              INSURING AGREEMENT K

To be attached to and form a part of Investment Company Blanket Bond No. 6214333 in favor of ALLIANZ FUNDS.

It is agreed that:

(1)  The attached bond is amended by adding an additional Insuring Agreement as follows:

                             UNAUTHORIZED SIGNATURES

(2)  Loss resulting directly from the insured having accepted, paid or cashed any check or withdrawal order, draft, made or drawn on a customer's account which bears the signature or endorsement of one other than a person whose name and signature is on the application on file with the Insured as a signatory on such account.

(3)  It shall be a condition precedent to the Insured's right of recovery under this rider that the Insured shall have on file signatures all persons who are authorized signatories on such account.

(4)  The Limit of Liability for the coverage provided by this rider shall be TWO
     HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000) it being understood, however, that such liability shall be part of and not in addition to the Limit of
     Liability stated in item 3. of the Declarations of the attached bond.

(5)  The Underwriter shall not be liable under the Unauthorized Signatures Rider for any loss on account of any instrument unless the amount of such instrument shall be excess of FIVE THOUSAND DOLLARS ($5,000) (herein called
     Deductible Amount) and unless such loss on account of such instrument, after deducting all recoveries on account of such instrument made prior to the payment of such loss by the Underwriter, shall be in excess of such
     Deductible Amount and then for such excess only, but in no event more than the amount of the attached bond, or the amount of coverage under the
     Unauthorized Signatures Rider, if the amount of such coverage is less than the amount of the attached bond.

(6)  Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, limitations, conditions, or provisions of the attached bond other than as above stated.

(7)  The rider is effective as of 12:01 a.m. standard time on 01-JUL-2007 as specified in the bond.

                                        By: /s/ Steven E Liston
                                            ------------------------------------
                                            Authorized Representative

                      NATIONAL UNION FIRE INSURANCE COMPANY
                                OF PITTSBURGH, PA

                                   RIDER NO. 5

                              INSURING AGREEMENT L

To be attached to and form part of Bond No. 6214333

Issued to ALLIANZ FUNDS

     It is agreed that:

1.   The attached bond is amended by adding an additional Insuring Agreement as follows:

                             AUTOMATED PHONE SYSTEM

     I.   Loss caused by an Automated Phone System ("APS") Transaction, where the request for such APS Transaction is unauthorized or fraudulent and is made with the manifest intent to deceive; provided, that the entity which receives such request generally maintains and follows during the bond Period all APS Designated Procedures with respect to APS
          Transactions. The Unintentional isolated failure of such entity to maintain and follow a particular APS Designated Procedure in a particular instance shall not preclude coverage under this Insuring
          Agreement, subject to the exclusions herein and in the Bond.

          1. Definitions. The following terms used in this Insuring Agreement shall have the following meanings:

          a. "APS Transaction" means any APS Redemption, APS Exchange or APS
          Election.

          b. "APS Redemption" means any redemption of shares issued by an
          Investment Company which is requested over the telephone by means of information transmitted by an individual caller through use of a telephone keypad.

          c. "APS Election" means any election concerning dividend options available to Fund Shareholders which is made over the telephone by means of information transmitted by an individual caller through use of a telephone keypad.

          d. "APS Exchange" means any exchange of shares in a registered account of one Fund into shares in an identically registered account of another Fund in the same complex pursuant to exchange privileges of the two Funds, which exchange is requested over the telephone by means of information transmitted by an individual caller through use of a telephone keypad.

          e. "APS Designated Procedures" means all of the following procedures:

               (1) Election in Application: No APS Redemption shall be executed unless the shareholder to whose account such an APS Redemption relates has previously elected by Official Designation to permit such APS Redemption.

               (2) Logging: All APS Transaction requests shall be logged or otherwise recorded, so as to preserve all of the information transmitted by an individual caller through use of a telephone keypad in the course of such a request, and the records shall be retained for at least six months.

                    (a) Information contained in the records shall be capable of being retrieved through the following methods:

                         AUDIO TAPE AND OR TRANSACTIONS STORED ON COMPUTER DISKS

                    (b) Information contained in the records shall be capable of being retrieved and produced within a reasonable time after retrieval of specific information is requested, at a success rate of no less than 85 percent.

               (3) Identity Test: The identity of the caller in any request for an APS Transaction shall be tested before execution of that APS
               Transaction by requiring the entry by the caller of a
               confidential personal identification number ("PIN")

                    (a) Limited Attempts to Enter PIN: If the caller fails to
                    enter a correct PIN within three attempts, the caller must not be allowed additional attempts during the same
                    (telephone call/twenty-four hour day) to enter the PIN

               (4) Written Confirmation: A written confirmation of any APS
               Transaction shall be mailed to the shareholder(s) to whose account such APS Transaction relates, at the original record address, by the end of the Insured's next regular processing cycle, but in no event later than five business days following such APS Transaction.

               (5) Access to APS Equipment: Access to the equipment which permits the entity receiving the APS Transaction request to process and effect the transaction shall be limited in the following manner:

          2. Exclusions. It is further understood and agreed that this extension shall not cover:

          a. Any loss covered under Insuring Agreement A. "Fidelity", of this
          Bond;

          b. Any loss resulting from:

               (1) The redemption of shares, where the proceeds of such
               redemption are made payable to other than

                    (i) the shareholder of record, or

                    (ii) a person officially Designated to receive redemption
                    proceeds, or

                    (iii) a bank account officially Designated to receive
                    redemption proceeds, or

               (2) The redemption of shares, where the proceeds of such
               redemption are paid by check mailed to any address, unless such address has either been

                    (i) designated by voice over the telephone or in writing
                    without a signature guarantee, in either case at least
                    thirty (30) days prior to such redemption, or

                    (ii) officially Designated, or

                    (iii) verified by any other procedures which may be stated
                    below in this Rider, or

               (3) The redemption of shares, where the proceeds of such
               redemption are paid by wire transfer to other than the
               shareholder's officially Designated bank account, or

               (4) the Intentional failure to adhere to one or more APS
               Designated Procedures.

2. Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, limitations, conditions or provisions of the attached bond other than above stated.

3. This rider shall become effective as of 12:01 a.m. on 07/01/2007 standard time as specified in the bond.

                                        By: /s/ Steven E Liston
                                            ------------------------------------
                                            Authorized Representative

                      NATIONAL UNION FIRE INSURANCE COMPANY
                               OF PITTSBURGH, PA

                                   RIDER NO.6

                              INSURING AGREEMENT M

                           TELEFACSIMILE TRANSMISSIONS

To be attached to and form part of Investment Company Blanket Bond No. 6214333 issued to ALLIANZ FUNDS

It is agreed that:

1.   The attached bond is amended by adding an additional Insuring Agreement as follows:

     Loss resulting by reason of the Insured having transferred, paid or delivered any funds or Property, established any credit, debited any account, or given any value relying on any fraudulent instructions sent by a customer or financial institution by Telefacsimile Transmission directed to the Insured, authorizing or acknowledging the transfer, payment, or delivery of funds or property, the establishment of a credit, debiting of any account, or the giving of value by the Insured, but only if such telefacsimile instructions:

     i) bear a valid test key exchanged between the Insured and a customer or another financial institution with authority to use such test key for
     Telefacsimile instructions in the ordinary course of business, but which test key has been wrongfully obtained by a person who was not authorized to initiate, make, validate or authenticate a test key arrangement; and

     ii) fraudulently purport to have been sent by such customer or financial institution, but which telefacsimile instruction were transmitted without the knowledge or consent of such customer or financial institution by a person other than such customer or financial institution and which bear a forged signature.

          "Telefacsimile" means a system of transmitting written documents by electronic signals over telephone lines to equipment maintained by the
          Insured within its communication room for the purposes of reproducing a copy of said document. It does not mean electronic communication sent by Telex, TWC, or electronic mail, or Automated Clearing House.

2.   The limit of Liability for the coverage provided by this rider shall be
     TWENTY FIVE MILLION DOLLARS ($25,000,000), it being understood, however, that such liability shall be part of and not in addition to the limit of liability stated in Item 3 of the Declaration of the attached bond.

3.   The Underwriter shall be liable hereunder for the amount by which a Single
     Loss exceeds the Deductible Amount of TWO HUNDRED AND FIFTY THOUSAND
     DOLLARS ($250,000), but not in excess of the Limit of Liability stated
     above.

4.   Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, limitations conditions or agreements of the attached bond other than as above stated.

5.   This rider is effective as of 12:01 a.m. on 01-JUL-2007 standard time as specified in the attached bond.

                                        By: Steven E Liston
                                            ------------------------------------
                                            Authorized Representative

                     NATIONAL UNION FIRE INSURANCE COMPANY
                                OF PITTSBURGH, PA

                                   RIDER NO. 7

                                 INTERNET RIDER

To be attached to and form part of Investment Company Blanket Bond No. 6214333 in favor of ALLIANZ FUNDS.

It is agreed that Section 2(d) of Computer Systems Insuring Agreement (J) is
amended to include:

     1.   Related communications networks or customer communication including but not limited to the INTERNET, by which Electronic Data are electronically collected, transmitted, processed, stored, and retrieved.

     2.   Nothing herein shall be held to vary, alter, waive or extend any of the terms, limitations, conditions or provisions of the attached bond other than as above stated.

     3.   This rider shall become effective as of 12:01 a.m. on 01-JUL-2007 standard time as specified in the attached bond.

                                        By: /s/ Steven E Liston
                                            ------------------------------------
                                            Authorized Representative

                      NATIONAL UNION FIRE INSURANCE COMPANY
                               OF PITTSBURGH, PA.

                                   RIDER NO. 8

1.   It is agreed that Insuring Agreement (A) FIDELITY is deleted and replaced by the following:

          (A)  FIDELITY

          Loss resulting from any dishonest or fraudulent act(s), including
          Larceny or Embezzlement committed by an Employee, committed anywhere and whether committed alone or in collusion with others, including loss of Property resulting from such acts of an Employee, which
          Property is held by the Insured for any purpose or in any capacity and whether so held gratuitously or not and whether or not the Insured is liable therefor.

          Dishonest or fraudulent act(s) as used in this Insuring Agreement shall mean only dishonest or fraudulent act(s) committed by such
          Employee with the intent:

               (a) to cause the Insured to sustain such loss, or

               (b)  to obtain thereby an improper financial benefit for the
                    Employee, or for any person or entity intended by the
                    Employee to receive such benefit.

          It is agreed that loss resulting from the intentional transfer of
          Property to the benefit of an innocent third party, committed by the
          Employee in the knowledge that such third party was not lawfully entitled to such Property and which Property is not lawfully recoverable by the Insured, shall be deemed to be a loss which meets the requirements of this Insuring Agreement. Such loss must result from acts committed by the Employee with the intent to cause the
          Insured to sustain such loss.

          Notwithstanding the foregoing however, it is agreed that with regard to Loans and Trading this bond covers only loss resulting directly from dishonest or fraudulent acts committed by an Employee with the intent to make and which result in

               (i) an improper financial benefit for the Employee, or

               (ii) an improper financial benefit for another person or entity with whom the Employee committing the dishonest or
                    fraudulent act was in collusion, provided that the Insured establishes that the Employee intended to participate in the financial benefit.

     Salaries, commissions, fees, bonuses, promotions, awards, profit sharing, pensions or other Employee benefits shall not constitute an improper financial benefit.

     The word "Loan" as used in this Insuring Agreement means all extensions of credit by the Insured and all transactions creating a creditor relationship in favor of the Insured and all transactions by which the Insured assumes an existing creditor relationship.

     The word "Trading" as used in this Insuring Agreement means trading or other dealings in securities, commodities, futures, options, foreign or
     Federal Funds, currencies, foreign exchange and the like.

2.   Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, limitations, conditions or agreements of the attached bond other than as above stated.

                                            /s/ Steven E Liston
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

                      NATIONAL UNION FIRE INSURANCE COMPANY
                               OF PITTSBURGH, PA.

                                   RIDER NO. 9

To be attached to and form part of No. 6214333 in favor of Allianz Funds.

It is agreed that:

1.   INSURING AGREEMENT G "Counterfeit Currency" is deleted in its entirety and the following is substituted therefor:

     Loss resulting directly from the receipt by the Insured, in good faith, of any counterfeited money orders or altered paper currency or coin of any country.

2.   Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, limitations, conditions, or agreements of the attached bond other than as above stated.

                                            /s/ Steven E Liston
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

                      NATIONAL UNION FIRE INSURANCE COMPANY
                               OF PITTSBURGH, PA.

                                  RIDER NO. 10

To be attached to and form part of Investment Company Blanket Bond No. 6214333 in favor of Allianz Funds

It is agreed that:

1.   SECTION 1., DEFINITIONS, (a) "Employee," is hereby amended to include the following:

     (10) registered representatives and retired Employees for a period of sixty
          (60) days after their retirement.

2.   Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, limitations, conditions or agreements of the attached bond other than as above stated.

                                        By: /s/ Steven E Liston
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

Additional Premium: $0
Return Premium:     $0

                      NATIONAL UNION FIRE INSURANCE COMPANY
                               OF PITTSBURGH, PA.

                                  RIDER NO. 11

To be attached to and form part of Investment Company Blanket Bond No. 6214333 in favor of Allianz Funds.

It is agreed that:

     1.   Insuring Agreement (B), AUDIT EXPENSE, is amended so that it applies to any of the Insuring Agreements contained in this Bond or added to this Bond by rider.

     2.   Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, limitations, conditions or agreements of the attached bond other than as above stated.

                                        By: /s/ Steven E Liston
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

                      NATIONAL UNION FIRE INSURANCE COMPANY
                                OF PITTSBURGH, PA
                                  RIDER NO. 12

To be attached to and form part of Bond No. 6214333 in favor of Allianz Funds effective as of 07/01/07.

In consideration of the premium charged for the attached bond, it is hereby agreed that:

     1. From and after the time this rider becomes effective the Insured under the attached bond are:

     SERIES H
     ALLIANZ DRESDNER DAILY ASSET FUND
     ALLIANZ GLOBAL INVESTORS SPONSORED CLOSED-END FUNDS:
     PIMCO MUNICIPAL ADVANTAGE FUND INC.
     PIMCO MUNICIPAL INCOME FUND
     PIMCO NEW YORK MUNICIPAL INCOME FUND
     PIMCO CALIFORNIA MUNICIPAL INCOME FUND
     PIMCO CORPORATE INCOME FUND
     PIMCO MUNICIPAL INCOME FUND II
     PIMCO NEW YORK MUNICIPAL INCOME FUND II
     PIMCO CALIFORNIA MUNICIPAL INCOME FUND II
     PIMCO MUNICIPAL INCOME FUND III
     PIMCO NEW YORK MUNICIPAL INCOME FUND III
     PIMCO CALIFORNIA MUNICIPAL INCOME FUND III
     PIMCO CORPORATE OPPORTUNITY FUND
     NICHOLAS-APPLEGATE CONVERTIBLE & INCOME FUND
     PIMCO HIGH INCOME FUND
     NICHOLAS-APPLEGATE CONVERTIBLE & INCOME FUND II
     PIMCO FLOATING RATE INCOME FUND
     PIMCO FLOATING RATE STRATEGY FUND
     NFJ DIVIDEND, INTEREST & PREMIUM STRATEGY FUND
     NICHOLAS-APPLEGATE INTERNATIONAL & PREMIUM STRATEGY FUND
     PIMCO GLOBAL STOCKSPLUS & INCOME FUND
     ALLIANZ RCM GLOBAL ECOTRENDS FUND
     NICHOLAS-APPLEGATE EQUITY & CONVERTIBLE INCOME FUND
     AND ALL NOW EXISTING OR HERINAFTER CREATED FUNDS

     2. The first named Insured shall act for itself and for each and all of the
Insured for all the purposes of the attached bond.

     3. Knowledge possessed or discovery made by the Corporate Risk Management
Department, Internal Audit Department, or General Counsel Department, of any
Insured or by any partner or officer thereof shall for all the purposes of the attached bond constitute knowledge or discovery by all the Insured.

     4. If, prior to the termination of the attached bond in its entirety, the attached bond is terminated as to any Insured, there shall be no liability for any loss sustained by such Insured unless discovered before the time such termination as to such Insured becomes effective.

     5. The liability of the Underwriter for loss or losses sustained by any or all of the Insured shall not exceed the amount for which the Underwriter would be liable had all such loss or losses been sustained by any one of the Insured.
Payment by the Underwriter to the first named Insured of loss sustained by any
Insured shall fully release the Underwriter on account of such loss.

     6. If the first named Insured ceases for any reason to be covered under the attached bond, then the Insured next named shall thereafter be considered as the first named Insured for all the purposes of the attached bond.

     7. The attached bond shall be subject to all its agreements, limitations and conditions except as herein expressly modified.

     8. This rider shall become effective as 12:01 a.m. on 07/01/07. Signed,
Sealed and dated

                                        By: /s/ Steven E Liston
                                            ------------------------------------
                                            Authorized Representative

                      NATIONAL UNION FIRE INSURANCE COMPANY
                               OF PITTSBURGH, PA.

                                  RIDER NO. 13

This rider, effective 07/01/07 forms a part of bond number 6214333 issued to
Allianz Funds by AIG.

                 AMEND LOSS - NOTICE - PROOF - LEGAL PROCEEDINGS

It is agreed that:

     1.   Section 4, Loss - Notice - Proof - Legal Proceedings, is amended by deleting the following:

          "At the earliest practicable moment after discovery of any loss..."
          and substituting the words "At the earliest practicable moment, not to exceed sixty (60) days, after discovery of any loss..."

          The following section is also deleted

          "Discovery occurs when the Insured

          (a)  becomes aware of facts, or

          (b)  receives written notice of an actual or potential claim by a third party which alleges that the Insured is liable under circumstance which would cause a reasonable person to assume that a loss covered by the bond has been or will be incurred even though the exact amount or details of loss may not be then known."

          and replacing the above with the following:

          "Discovery occurs when the Insured's Risk Manager's or General
          Counsel's office

          (a)  becomes aware of facts, or

          (b)  receives written notice of an actual or potential claim by a third party which alleges that the Insured is liable under circumstance which would cause a reasonable person to assume that a loss covered by the bond has been or will be incurred even though the exact amount or details of loss may not be then known of a loss that exceeds, or is likely to exceed, $100,000."

     2.   Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, limitations, conditions or agreements of the attached bond other than as above stated.

                                        By: /s/ Steven E Liston
                                            ------------------------------------
                                            AUTHORIZED REPRESENTATIVE

                     [GREATAMERICAN(R) INSURANCE GROUP LOGO]

                             FIDELITY/CRIME DIVISION

              FINANCIAL INSTITUTION EXCESS FOLLOW FORM CERTIFICATE

The Great American Insurance Company, herein called the UNDERWRITER

Bond Number: FS 559-46-74 - 00

Name and Address of Insured: ALLIANZ FUNDS
                             680 NEWPORT CENTER DRIVE, SUITE 250
                             NEWPORT BEACH, CA 92660

The UNDERWRITER, in consideration of an agreed premium, and in reliance upon the statements and information furnished to the UNDERWRITER by the Insured, and subject to the terms and conditions of the underlying coverage scheduled in ITEM
3 below, as excess and not contributing insurance, agrees to pay the Insured for loss which:

     (a)  Would have been paid under the Underlying Coverage but for the fact that such loss exceeds the limit of liability of the Underlying
          Carrier(s) listed in ITEM 3, and

     (b)  for which the Underlying Carrier has made payment, and the Insured has collected, the full amount of the expressed limit of the Underlying
          Carrier's liability.

ITEM 1. BOND PERIOD: from 12:01 a.m. on 07/01/2007 to 12:01 a.m. on 07/01/2008
                                      (inception)             (expiration)

ITEM 2. LIMIT OF LIABILITY AT INCEPTION: $25,000,000 AND $25,000,000 IN THE
                                         AGGREGATE (NATIONAL UNION FIRE
                                         INSURANCE COMPANY OF PITTSBURGH,
                                         PA (AIG) INVESTMENT COMPANY BLANKET
                                         BOND INSURING AGREEMENTS A, C, D, E,
                                         F, G, J, L, M.)

ITEM 3. UNDERLYING COVERAGE:

          A)   CARRIER:       NATIONAL UNION FIRE INSURANCE COMPANY OF
                              PITTSBURGH, PA

               LIMIT:         $25,000,000 AND $25,000,000 IN THE AGGREGATE
                              SUBJECT TO A $250,000 DEDUCTIBLE.

               BOND NUMBER:   621-4333

               BOND PERIOD:   07/01/2007 - 07/01/2008

ITEM 4. Coverage provided by this Bond is subject to the following attached
        Rider(s): NO. 1 AND 2

ITEM 5. By acceptance of this Bond, you give us notice canceling prior Bond No.
        N/A, the cancellation to be effective at the same time this Bond becomes effective.

In witness whereof, the UNDERWRITER has caused this certificate to be signed by an Attorney-in-Fact of the UNDERWRITER this 31st day of August, 2007.

                                         THE GREAT AMERICAN INSURANCE COMPANY

                                         By: /s/ Illegible
                                             -----------------------------------
                                             (Attorney-in-Fact)

                    One Waterside Crossing, Windsor, CT 06095
                       Member of American Financial Group

Excess Follow Form Certificate
May, 2003 ed.

                     [GREATAMERICAN(R) INSURANCE GROUP LOGO]

                             FIDELITY/CRIME DIVISION

                                   RIDER NO. 1

                                 DROP DOWN RIDER

To be attached to and form part of Excess Follow Form Bond No. FS 559-46-74 - 00

In favor of Allianz Funds

It is agreed that:

The attached bond is amended by adding an additional Condition as follows:

1.   All Underlying Coverage detailed in ITEM 3 of the Declarations shall be maintained in full force and effect during the period of this Bond, except for any reduction in the aggregate limits contained therein solely by payment of claims, including court costs and attorneys fees.

2.   If by reason of the payment of any claim or claims by the Underwriter during the period of this coverage, which reduces the aggregate limits of the underlying coverage, this Bond shall respond excess over the Single
     Loss Limits of Liability of the Underlying Carrier(s) named in Item 3 of the Declarations until the reduced Annual Aggregate Limits are exhausted;
     and in such event, this Bond shall continue in force as Primary Bond, and the Deductible set forth on the Declarations Page of the Primary Bond shall apply to this Bond.

3.   Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, limitations, conditions, or provisions of the attached Bond other than as above stated

4.   This rider shall become effective as of 12:01 a.m. on 07/01/2007 standard time as specified in the Bond.

                    One Waterside Crossing, Windsor, CT 06095
                       Member of American Financial Group

                     [GREATAMERICAN(R) INSURANCE GROUP LOGO]

                             FIDELITY/CRIME DIVISION

                                   RIDER NO. 2

                            CALIFORNIA PREMIUM RIDER

To be attached to and form part of Bond No. FS 559-46-74 - 00 in favor of Allianz Funds

It is agreed that:

1.   In compliance with the ruling of the Commissioner of Insurance of the State of California and the Opinion of the Attorney-General of that State requiring that the premium for all bonds or policies be endorsed thereon, the basic premium charged for the attached bond for the period

From:   07/01/2007

To:     07/01/2008

Is:     Thirty Two Thousand Eight Hundred Ninety Eight and 00/100 Dollars
        ($32,898.)

2.   This rider shall become effective as of 12:01 a.m. on 07/01/2007 standard time.

                    One Waterside Crossing, Windsor, CT 06095
                       Member of American Financial Group

                      [CRUM&FORSTER A FAIRFAX COMPANY LOGO]

                                                    CRIME INSURANCE FOR THE 21ST

                                     CENTURY

                           FINANCIAL INSTITUTION BOND

                                   2007 - 2008

                         BOND # 626-030975-7 ISSUED TO:

                                  ALLIANZ FUNDS

                         CRIME & FINANCIAL INSTITUTIONS

                                 CRUM & FORSTER
                               305 MADISON AVENUE
                                  PO BOX 1973
                           MORRISTOWN, NJ 07960-1973

                                 (973) 490-6830

   UNITED STATES FIRE INSURANCE
             COMPANY
      A DELAWARE CORPORATION
HOME OFFICE: WILMINGTON, DELAWARE
    (A Capital Stock Company)              [CRUM&FORSTER A FAIRFAX COMPANY LOGO]

                                        305 MADISON AVENUE, MORRISTOWN, NJ 07962

                                                     POLICY NUMBER: 626-030976-6

                    FOLLOW FORM EXCESS CRIME INSURANCE POLICY
                                 (WITH DROPDOWN)

A.   In consideration of the payment of the premium, in reliance upon the statements and information you furnished us and subject to the provisions, terms and conditions contained in the PRIMARY POLICY, as in effect on the inception date of this policy, the UNITED FIRE INSURANCE COMPANY
     (referenced throughout the policy as "we", "us" and "our) agrees with the
     Insured,

                                  ALLIANZ FUNDS
                     680 NEWPORT BEACH CENTER DRIVE, STE 250
                            NEWPORT BEACH, CA 92660

     (more fully set forth in the PRIMARY POLICY and referenced throughout this policy as "you" and "your"), to pay you, up to our Limit of Insurance, for loss which is insured under the PRIMARY POLICY but exceeds the lesser of:

     1.   The per loss Limits of Insurance under the PRIMARY POLICY together with other UNDERLYING INSURANCE, as stated in G., below, or

     2.   The remaining aggregate Limits of Insurance available under the
          PRIMARY POLICY together with other UNDERLYING INSURANCE, as stated in
          G., below, after any reduction of such aggregate limits solely by the payment of valid prior losses under such policies.

B.   However, with respect to the Limit of Insurance available under this policy together with all UNDERLYING INSURANCE:

     1.   If a per loss Sub-Limit of Insurance applies to a loss under the
          UNDERLYING INSURANCE that is lower than the sum of the largest stated
          per loss Limits of Insurance set forth in G., below, for all
          UNDERLYING INSURANCE, this policy will not serve to increase the per loss Limit of Insurance available with respect to such loss beyond that stated Sub-Limit.

     2.   If any loss is subject to a lower aggregate Sub-Limit of Insurance
          (including any reinstatements) than the sum of stated aggregate Limits of Insurance (plus any reinstatements) set forth in G., below, for all
          UNDERLYING INSURANCE, this policy will not serve to increase the aggregate Limit of Insurance available with respect to such loss beyond the amount of the aggregate Sub-Limit so stated.

     3.   If any loss subject to a lower Sub-Limit of Insurance, either per loss or in the aggregate, is also subject to a separate aggregate Limit of
          Insurance under the UNDERLYING INSURANCE, this policy will not cover such loss under any circumstances.

C.   Subject to the foregoing:

     1.   We will pay only the amount of such loss that is in excess of the applicable Limits of Insurance of all UNDERLYING INSURANCE plus any applicable deductible set forth under the PRIMARY POLICY. The payment of claims under the UNDERLYING INSURANCE shall include the payment of covered court costs and attorneys' fees to the extent they erode the aggregate Limits of Insurance under such policies.

     2.   In the event of a partial erosion of the available aggregate Limit of
          Insurance under the UNDERLYING INSURANCE solely by the payment of valid claims under such policies, this policy will drop down and restore the aggregate Limit of Insurance to the extent of such erosion, subject always to the Limits of Insurance of this policy. In the event that the underlying insurance is entirely exhausted solely by the payment of valid claims under such policies, this policy will drop down and become primary insurance subject to the remaining Limit of Insurance of this policy and to all the applicable other terms, conditions and deductibles of the PRIMARY POLICY.

D.   You retain the risk that any UNDERLYING INSURANCE is uncollectible (in whole or in part) whether from the financial impairment or insolvency of the underwriter or from any other cause. Under no circumstances will your inability to collect UNDERLYING INSURANCE increase our liability under this policy.

E.   Any changes to the PRIMARY POLICY that would have the effect of increasing our liability or decreasing our attachment point under this policy (except those resulting solely from valid claims payments duly made under those policies) will not be binding on us until we have agreed in writing to accept them.

F.   This policy is effective from 12:01 a.m. on July 1, 2007 until 12:01 a.m.
     on July 1, 2008 (both times local time at your address shown above), unless terminated earlier in accordance with the termination or cancellation provisions of the PRIMARY POLICY.

G.   The PRIMARY POLICY is: National Union Fire Insurance Company of Pittsburgh,
     Pa. Bond #6214333 with a per loss limit of $25,000,000.

     UNDERLYING INSURANCE is the PRIMARY POLICY and the following policies written in excess of it:

     Great American Insurance Company Bond # FS 559-46-74 with a per loss limit of $25,000,000 excess primary policy.

H.   Our Limit of Insurance, at inception, is $15,500,000 any one loss.

I.   Notwithstanding Sections B. and C., above, this policy only covers loss that falls under Insuring Clause 1. (A. or B.) of the PRIMARY POLICY.
     However erosion of the underlying aggregate limit of insurance by losses under other Insuring Clauses of the PRIMARY POLICY will be recognized hereunder for the purposes of determining the remaining aggregate underlying limit.

In witness of this, we have caused this policy to be signed below by our
President and Secretary.

                      UNITED STATES FIRE INSURANCE COMPANY
                             A DELAWARE CORPORATION
                       HOME OFFICE: WILMINGTON, DELAWARE
                            (A CAPITAL STOCK COMPANY)

             PRESIDENT                                   SECRETARY

/s/ Illegible                           /s/ Illegible
-------------------------------------   ----------------------------------------

July 1, 2007                            BY: /s/ Illegible
                                            ------------------------------------
(DATE)                                      (AUTHORIZED REPRESENTATIVE)

                      U.S. TREASURY DEPARTMENT'S OFFICE OF
                                     FOREIGN
                             ASSETS CONTROL ("OFAC")
                        ADVISORY NOTICE TO POLICYHOLDERS

No coverage is provided by this policyholder notice nor can it be construed to replace any provisions of your policy. You should read your policy and review your declarations page for complete information on the coverages you are provided.

This Notice provides information concerning possible impact on your insurance coverage due to directives issued by OFAC. PLEASE READ THIS NOTICE CAREFULLY.

The Office of Foreign Assets Control (OFAC) administers and enforces sanctions policy, based on Presidential declarations of "national emergency". OFAC has identified and listed numerous:

     o    Foreign agents;

     o    Front organizations;

     o    Terrorists;

     o    Terrorist organizations; and

     o    Narcotics traffickers;

as "Specially Designated Nationals and Blocked Persons". This list can be located on the United States Treasury's web site - http//www.treas.gov/ofac.

In accordance with OFAC regulations, if it is determined that you or any other insured, or any person or entity claiming the benefits of this insurance has violated U.S. sanctions law or is a Specially Designated National and Blocked
Person, as identified by OFAC, this insurance will be considered a blocked or frozen contract and all provisions of this insurance are immediately subject to
OFAC. When an insurance policy is considered to be such a blocked or frozen contract, no payments nor premium refunds may be made without authorization from
OFAC. Other limitations on the premiums and payments also apply.